UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2021

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers
On February 25, 2021, Jorge Paulo Lemann, a member of the Board of Directors (the “Board”) of The Kraft Heinz Company (the “Company”), informed the Company of his decision to retire from the Board after the end of his term at the Company’s 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”). Mr. Lemann, 81, has decided to reduce his travel commitments and will not seek re-election. He has been on the Board since the Company was formed in July 2015 and previously served on the board of directors of H.J. Heinz Holding Corporation from June 2013 to July 2015. Most importantly, Mr. Lemann continues to be a long-term owner of the Company as a Founding Partner of 3G Capital, the Company’s lead stockholder alongside Berkshire Hathaway. 3G Capital plans to nominate a replacement to stand for election at the 2021 Annual Meeting. Mr. Lemann’s decision not to stand for re-election is not the result of any disagreement with management or the Board related to the Company’s operations, policies, or practices. The Board is grateful for Mr. Lemann’s dedicated service to the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: March 3, 2021	By:	/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General Counsel
and Head of ESG and Government Affairs;
Corporate Secretary

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